SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in its Charter)

Utah
(State of Incorporation or Organization)

87-0227400

(I.R.S. Employer Identification No.)

One South Main Street, Suite 1134
Salt Lake City, Utah

(Address of Principal Executive Offices)

84111
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number(s) to which this form relates: 333-73594

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Fixed/Floating Rate Subordinated Notes due October 15, 2011	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                None

Item 1.            Description of Registrant’s Securities to be Registered

This registration statement relates to the Fixed/Floating Rate Subordinated Notes due October 15, 2011 (the “Notes”) of Zions Bancorporation, a Utah corporation (the “Company”). The particular terms of the Notes are described in the prospectus, dated December 19, 2001 (the “Prospectus”), which forms a part of the registration statement on Form S-4 (File No. 333-73594) filed with the Securities and Exchange Commission on November 16, 2001 (including all amendments and supplements thereto, the “Registration Statement”). Such Prospectus, as it may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.            Exhibits

Exhibit No.	Description

1

Indenture, dated as of October 25, 2001, between Zions Bancorporation and J.P. Morgan Trust Company, National Association, formerly Chase Manhattan Bank and Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form S-4 (File No. 333-73594), filed November 16, 2001).

2	Fixed/Floating Rate Subordinated Note due October 15, 2011 of Zions Bancorporation.
2

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION BY: /S/ Doyle L. Arnold Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer

Date: September 22, 2003 3